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                                                                    Exhibit 10.5


                                                DEBORAH MYERS WELSH, ESQUIRE
                                                LEGAL COUNSEL
                                                DIRECT DIAL:  (717) 796-6147


VIA FACSIMILE AND FEDERAL EXPRESS

                                                January 7, 2000
Rayburn W. Green
Ball & Mourton, Ltd., PLLC
E.J. Ball Plaza
112 W. Center, Suite 700
Fayetteville, Arkansas  72702

      Re: Acquisition of Balanced Care Corporation's Missouri Assets or Lease Rights and Operations - Asset Purchase Agreement - Fourth Amendment

Dear Ray:

      As we discussed today, the purpose of this letter is to memorialize in writing our understanding of the following amendment to the Asset Purchase Agreement (the "Agreement"):

      Balanced Care Corporation, for itself and for each of its Subsidiaries ("Seller") and Christian Health Care of Missouri, Inc. ("Buyer") hereby agree that Section 5.1(ii) is changed to read as follows: "(ii) January 11, 2000 (the "Closing")."

      The parties further agree that, within ten (10) days of the Closing, they will agree upon a pro-rata calculation for receivables for the month of January.

            If this amendment meets with your approval, please have the Seller acknowledge below and return this letter amendment to Deborah Myers Welsh at the address below. If you have any questions, please let me know.
Thank you for your consideration.


Acknowledged, Agreed to and Accepted:

SELLER:                                         PURCHASER:
BALANCED CARE CORPORATION,                      CHRISTIAN HEALTH CARE OF
for itself and for each of its Subsidiaries     MISSOURI, INC.


By:/s/Brad E. Hollinger                         By: /s/Allen D. Kilgore
     Brad E. Hollinger                              Allen D. Kilgore
     Chairman and CEO                               President